Exhibit 99.1

Cornerstone OnDemand, Inc. Announces Third Quarter 2011 Financial Results

•	Record Q3 revenue of $20.0 million, a 63% year-over-year increase

•	Record Q3 gross profit of $14.6 million, and gross margins of 73% (500 basis point year-over-year increase)

•	Record Q3 Bookings [1] of $24.0 million, a 47% year-over-year increase

•	Ended quarter with 710 clients and approximately 7.16 million users

SANTA MONICA, Calif., November 7, 2011 – Learning and talent management software provider Cornerstone OnDemand (NASDAQ: CSOD) today announced results for its third quarter ended September 30, 2011.

Revenue for the third quarter of 2011 was $20.0 million, representing a 63% year-over-year increase compared to the same period in 2010 and a 15% increase compared to the second quarter of 2011, after excluding the impact of the non-cash charge related to a common stock warrant in the amount of $2.5 million recorded during the second quarter of 2011.

Bookings1, which the company defines as gross revenue plus change in deferred revenue, was $24.0 million for the third quarter, representing a 47% year-over-year increase.

“Despite the current macro-economic uncertainty, our execution in our core markets has never been better, as evidenced by our year-to-date growth in bookings and new clients. We remain focused on the success of our clients, as well as the development of new areas of our business. At the same time, we continue to innovate, working with our clients to refine our organically-developed solution to meet the evolving talent management needs of leading organizations around the world,” said Adam Miller, President and CEO.

Gross profit for the third quarter of 2011 was $14.6 million, representing a 5% year-over-year improvement compared to the same period in 2010. Gross margin for the third quarter of 2011 was 73% compared to 68% in the same period in 2010. The improvement in gross margin was a result of year-over-year revenue growth of 63% compared to a lower increase in cost of revenue of 38%, reflecting the company’s realization of economies of scale in its consulting services and network infrastructure, as it continues to improve its processes for delivering client implementation and support programs.

Cornerstone’s loss from operations for the third quarter of 2011 was $3.0 million compared to a loss from operations of $2.4 million for the same period in 2010, reflecting the company’s continued investments in scaling its operations. Operating expenses as a percentage of revenue were 88%, consistent with the same period in 2010.

During the third quarter of 2011, net cash provided by operations was $0.6 million and the company used approximately $0.3 million in unlevered free cash flow.1 Cornerstone ended the third quarter with 710 clients and approximately 7.16 million users, representing 72% and 64% year-over-year growth of the company’s client base and users, respectively.

At September 30, 2011, the company’s total cash and cash equivalents and marketable securities were $81.4 million. At September 30, 2011, the company’s total accounts receivable was $23.1 million.

In accordance with Generally Accepted Accounting Principles, or on a “GAAP” basis, Cornerstone’s net loss for the third quarter of 2011 was $4.3 million compared to net loss of $22.2 million for the same period in 2010. GAAP net loss for the third quarter of 2011 was impacted by approximately $0.6 million in expenses associated with a proposed secondary offering, which was withdrawn in early August 2011. Non-GAAP net loss1 for the third quarter of 2011 was $2.7 million, or $(0.06) per share compared to non-GAAP net loss1 of $2.3 million, or $(0.25) per share, for the same period in 2010. Non-GAAP results exclude, if applicable for each given period, common stock warrant charges, expenses related to stock-based compensation and related employer-paid payroll taxes, changes in the fair value of preferred stock warrants, accretion related to preferred stock, amortization of debt discount and issuance costs, fees related to the early retirement of debt, and expenses associated with the company’s withdrawn secondary offering.

[1]

Bookings, unlevered free cash flow, non-GAAP net loss and non-GAAP net loss per share are non-GAAP measures. Please see the discussion in the section “Non-GAAP Financial Measures” and in the reconciliations at the end of the release.

Quarterly Conference Call

Cornerstone OnDemand will host a conference call to discuss its third quarter 2011 results at 2:00 p.m. PST (5:00 p.m. EST) today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company’s Investor Relations Web site at http://investors.cornerstoneondemand.com/events.cfm. The live call can be accessed by dialing 888-357-3694 (U.S.) or 973-890-8276 (outside the U.S.) and referencing passcode: 2554-3261. A replay of the call will also be available at http://investors.cornerstoneondemand.com/events.cfm or via telephone until 9:00 p.m. PST on November 11, 2011 by dialing 855-859-2056 (U.S.) or 404-537-3406 (outside the U.S.), and referencing passcode: 2554-3261.

About Cornerstone OnDemand

Cornerstone OnDemand is a leading global provider of a comprehensive learning and talent management solution. We enable organizations to meet the challenges they face in empowering their people and maximizing the productivity of their human capital. Our integrated software-as-a-service (SaaS) solution consists of the Cornerstone Recruiting Cloud*, the Cornerstone Performance Cloud, the Cornerstone Learning Cloud and the Cornerstone Extended Enterprise Cloud. Our clients use our solution to develop employees throughout their careers, engage all employees effectively, improve business execution, cultivate future leaders and integrate with their external networks of customers, vendors and distributors. We currently empower approximately 7.16 million users across 179 countries and in 29 languages. www.csod.com

*	Anticipated availability in early 2012.

Note: Cornerstone® and Cornerstone OnDemand® are registered trademarks of Cornerstone OnDemand Inc.

Forward-looking Statements

This release contains forward-looking statements, including statements regarding Cornerstone OnDemand’s future financial performance, market growth, the demand for and benefits from the use of Cornerstone OnDemand’s solutions, and general business conditions. Any forward-looking statements contained in this press release are based upon Cornerstone OnDemand’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Cornerstone OnDemand’s expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Cornerstone OnDemand disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, our ability to attract new clients; the extent to which clients renew their subscriptions for our solution; changes in the proportion of our client base that is comprised of enterprise or mid-sized organizations; our ability to manage our growth, including additional headcount and entry into new geographies; the timing and success of solutions offered by our competitors; unpredictable macro-economic conditions; reductions in information technology spending; the success of our new product and service introductions; a disruption in our hosting network infrastructure; costs and reputational harm that could result from defects in our solution; the success of our strategic relationships with third parties; the loss of any of our key employees; increased demands on our infrastructure and costs associated with operating as a public company; failure to protect our intellectual property; acts of terrorism or other vandalism, war or natural disasters; changes in current tax or accounting rules; and other risk and uncertainties. Further information on potential factors that could affect actual results is included in Cornerstone OnDemand’s reports filed with the SEC, including its Form 10-Q filed with the SEC on August 15, 2011.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, Cornerstone OnDemand has provided in this release certain measures that have not been prepared in accordance with GAAP. These non-GAAP financial measures include bookings, unlevered free cash flow, non-GAAP net loss and non-GAAP net loss per share. Cornerstone OnDemand uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Cornerstone OnDemand’s ongoing operational performance. Cornerstone OnDemand believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial measures with other companies in Cornerstone OnDemand’s industry, many of which present similar non-GAAP financial measures to investors. Non-GAAP net loss and non-GAAP net loss per share exclude common stock warrant charges, expenses related to stock-based compensation and related employer-paid payroll taxes, changes in the fair value of preferred stock warrants, accretion related to preferred stock, amortization of debt discount and issuance costs, fees related to the early retirement of debt, and expenses associated with our withdrawn secondary offering. These amounts are often difficult to predict and often excluded by other companies to help investors understand the operational performance of their business. Non-GAAP financial measures that the Company uses may be different from measures that other companies may use.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release.

Investor Relations Contact:

Carolyn Bass

P: +1 (415) 445-3232

ir@csod.com

Press Contact:

Michelle Haworth

Cornerstone OnDemand, Inc.

P: +1 (310) 752-0178

mhaworth@csod.com

Cornerstone OnDemand, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	September 30, 2011	December 31, 2010
Assets
Cash and cash equivalents	$64,375	$7,067
Investment in marketable securities	17,026	—
Accounts receivable, net	23,114	20,876
Deferred commissions	2,824	2,330
Prepaid expenses and other current assets, net	3,553	1,869

Total current assets	110,892	32,142
Capitalized software development, net	3,757	2,662
Property and equipment, net	4,356	3,976
Other assets, net	783	1,226
Deferred offering costs	—	2,888

Total Assets	$119,788	$42,894

Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Liabilities:
Accounts payable	$3,715	$4,554
Accrued expenses	6,512	6,556
Deferred revenue, current portion	38,505	32,745
Capital lease obligations, current portion	1,596	1,369
Short term debt	223	14
Other liabilities	549	760

Total current liabilities	51,100	45,998
Other liabilities, non-current	736	981
Deferred revenue, net of current portion	1,370	1,073
Capital lease obligation, net of current portion	1,350	1,523
Long-term debt, net of current portion	371	8,705
Preferred stock warrant liabilities	—	39,756

Total liabilities	54,927	98,036
Convertible preferred stock	—	42,089
Stockholders’ Equity (Deficit)
Common stock	5	1
Additional paid-in capital	224,414	597
Accumulated deficit	(159,695)	(97,802)
Accumulated other comprehensive income (loss)	137	(27)

Total stockholders’ equity (deficit)	64,861	(97,231)

Total Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)	$119,788	$42,894

Cornerstone OnDemand, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Gross revenue	$20,019	$12,289	$53,136	$32,572
Common stock warrant charge[1]	—	—	(2,500)	—

Net revenue	20,019	12,289	50,636	32,572
Cost of revenue[2]	5,371	3,898	14,903	10,125

Gross profit	14,648	8,391	35,733	22,447
Operating expenses:
Sales and marketing[2]	11,531	6,955	32,244	19,901
Research and development[2]	2,670	1,403	7,608	3,548
General and administrative[2]	3,439	2,434	10,577	5,550

Total operating expenses	17,640	10,792	50,429	28,999

Loss from operations	(2,992)	(2,401)	(14,696)	(6,552)
Other income (expense):[2]
Interest income	8	1	15	3
Interest expense	(43)	(298)	(797)	(727)
Change in fair value of preferred stock warrant liabilities	—	(19,635)	(42,559)	(24,077)
Withdrawn secondary offering expense	(555)	—	(555)	—
Other, net	(643)	136	(220)	(38)

Other income (expense), net	(1,233)	(19,796)	(44,116)	(24,839)

Loss before provision for income taxes	(4,225)	(22,197)	(58,812)	(31,391)
Provision for income taxes	(52)	(10)	(132)	(69)

Net loss	$(4,277)	$(22,207)	$(58,944)	$(31,460)
Accretion of redeemable preferred stock	—	(2,719)	(5,208)	(4,724)

Net loss attributable to common stockholders	$(4,277)	$(24,926)	$(64,152)	$(36,184)

Net loss per share attributable to common stockholders, basic and diluted	$(0.09)	$(2.67)	$(1.74)	$(4.11)

Weighted-average common shares outstanding, basic and diluted	48,018	9,323	36,868	8,803

[1]	During the second quarter of 2011, we recorded a $2.5 million reduction of revenue associated with a common stock warrant to ADP.
[2]	Includes stock-based compensation and employer-related taxes as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Cost of sales	$75	$15	$176	$45
Sales and marketing	355	76	825	204
Research and development	133	19	613	38
General and administrative	457	33	1,345	85

Total	$1,020	$143	$2,959	$372

Cornerstone OnDemand, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Cash flows from operating activities:
Net loss	$(4,277)	$(22,207)	$(58,944)	$(31,460)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	986	686	2,695	1,864
Non-cash interest expense	72	79	518	170
Change in fair value of preferred stock warrant liabilities	—	19,635	42,559	24,077
Unrealized foreign exchange loss (gain)	482	(182)	258	(145)
Charges related to the issuance of common stock warrant	—	—	2,500	—
Stock-based compensation expense	1,020	143	2,959	372
Withdrawn secondary offering expense	555	—	555	—
Non-cash charitable contribution of common stock	—	—	193	—
Loss on disposal of fixed assets	—	47	—	47
Changes in operating assets and liabilities:
Accounts receivable	(3,163)	(6,689)	(2,197)	(4,752)
Deferred commissions	(283)	(5)	(546)	(314)
Prepaid expenses and other assets	(1)	(1,625)	(1,532)	(2,204)
Accounts payable	551	878	349	961
Accrued expenses	717	2,370	1,779	1,837
Deferred revenue	3,999	4,058	6,085	3,983
Other liabilities	(102)	557	(271)	581

Net cash provided by (used in) operating activities	556	(2,255)	(3,040)	(4,983)

Cash flows from investing activities:
Purchases of property and equipment	(79)	(212)	(848)	(629)
Capitalized software development costs	(855)	(585)	(2,217)	(1,314)
Purchases of intangible assets	—	(100)	—	(111)
Purchase of available-for-sale securities	—	—	(34,079)	—
Proceeds from maturities of available-for-sale securities	17,000	—	17,000	—

Net cash provided by (used in) investing activities	16,066	(897)	(20,144)	(2,054)

Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting discounts and commissions	—	—	90,539	—
Payments of initial public offering costs	—	—	(3,436)	—
Payments of withdrawn secondary offering costs	(555)	—	(555)	—
Proceeds from issuance of preferred stock upon warrant exercises	—	—	3,163	—
Proceeds from issuance of debt	—	12,530	669	17,046
Repayment of debt	(56)	(10,782)	(9,151)	(11,796)
Principal payments under capital lease obligations	(387)	(326)	(1,159)	(911)
Proceeds from stock option and warrant exercises	238	596	615	609
Payments of withholding tax on net exercise of stock-based awards	—	—	(48)	—

Net cash provided by (used in) financing activities	(760)	2,018	80,637	4,948

Effect of exchange rate changes on cash and cash equivalents	(145)	—	(145)	—

Net increase (decrease) in cash and cash equivalents	15,717	(1,134)	57,308	(2,089)
Cash and cash equivalents at beginning of period	48,658	7,106	7,067	8,061

Cash and cash equivalents at end of period	$64,375	$5,972	$64,375	$5,972

Supplemental cash flow information
Cash paid for interest	$80	$219	$475	$586

Cornerstone OnDemand, Inc.

RECONCILIATIONS OF NET LOSS TO NON-GAAP NET LOSS PER SHARE

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Net loss [1]	$(4,277)	$(22,207)	$(58,944)	$(31,460)
Adjustments to net loss
Common stock warrant charge	—	—	2,500	—
Stock-based compensation and employer-related payroll taxes	1,020	143	2,959	372
Amortization of debt discount and issuance costs	38	81	528	170
Early debt retirement expense	—	—	54	—
Change in fair value of preferred stock warrant liabilities	—	19,635	42,559	24,077
Withdrawn secondary offering expense	555	—	555	—

Total adjustments to net loss	1,613	19,859	49,155	24,619

Non-GAAP net loss	(2,664)	(2,348)	(9,789)	(6,841)

Weighted-average common shares outstanding, basic and diluted [2]	48,018	9,323	36,868	8,803

Non-GAAP net loss per share	$(0.06)	$(0.25)	$(0.27)	$(0.78)

[1]

Net loss excludes the accretion of redeemable preferred stock of $0 million and $2.7 million for the three months ended September 30, 2011 and 2010, respectively, and $5.2 million and $4.7 million for the nine months ended September 30, 2011 and 2010, respectively.

[2]

The weighted-average common shares for the three and nine months ended September 30, 2011 reflect the actual conversion of our preferred stock to common stock upon our initial public offering and the issuance of shares in the initial public offering in March 2011.

Cornerstone OnDemand, Inc.

CALCULATION OF BOOKINGS (DEFINED AS GROSS REVENUE PLUS CHANGE IN DEFERRED REVENUE)

(dollars in thousands)

(unaudited)

	Deferred Revenue Balance	Three Months Ended September 30, 2011
Gross revenue		$20,019
Deferred revenue at June 30, 2011	$35,904
Deferred revenue at September 30, 2011	39,875

Increase	3,971	3,971

Bookings		$23,990

	Deferred Revenue Balance	Three Months Ended September 30, 2010
Gross revenue		$12,289
Deferred revenue at June 30, 2010	$19,432
Deferred revenue at September 30, 2010	23,490

Increase	4,058	4,058

Bookings		$16,347

Percentage year-over-year increase in bookings for the three months ended September 30, 2011		47%

	Deferred Revenue Balance	Nine Months Ended September 30, 2011
Gross revenue		$53,136
Deferred revenue at December 31, 2010	$33,818
Deferred revenue at September 30, 2011	39,875

Increase	6,057	6,057

Bookings		$59,193

	Deferred Revenue Balance	Nine Months Ended September 30, 2010
Gross revenue		$32,572
Deferred revenue at December 31, 2009	$19,507
Deferred revenue at September 30, 2010	23,490

Increase	3,983	3,983

Bookings		$36,555

Percentage year-over-year increase in bookings for the nine months ended September 30, 2011		62%

Cornerstone OnDemand, Inc.

RECONCILIATION OF NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES TO  UNLEVERED FREE

CASH FLOW

(dollars in thousands)

(unaudited)

	Three Months Ended September 30,
	2011	2010
Net cash provided by (used in) operating activities	$556	$(2,255)
Less:
Purchases of property and equipment	(79)	(212)
Capitalized software development costs	(855)	(585)
Add:
Cash paid for interest	80	219

Unlevered free cash flow	$(298)	$(2,833)

Net cash provided by (used in) investing activities [1]	$16,066	$(897)
Net cash (used in) provided by financing activities	$(760)	$2,018

[1]	Includes purchases of property and equipment and capitalized software development costs.

	Nine Months Ended September 30,
	2011	2010
Net cash used in operating activities	$(3,040)	$(4,983)
Less:
Purchases of property and equipment	(848)	(629)
Capitalized software development costs	(2,217)	(1,314)
Add:
Cash paid for interest	475	586

Unlevered free cash flow	$(5,630)	$(6,340)

Net cash used in investing activities [1]	$(20,144)	$(2,054)
Net cash provided by financing activities	$80,637	$4,948

[1]	Includes purchases of property and equipment and capitalized software development costs.

Cornerstone OnDemand, Inc.

RECONCILIATION OF GROSS MARGIN TO NON-GAAP GROSS MARGIN

(dollars in thousands)

(unaudited)

	Three Months Ended
	September 30, 2011	September 30, 2010
Gross revenue	$20,019	$12,289
Common stock warrant charge	—	—

Net revenue	20,019	12,289
Cost of revenue	5,371	3,898

Gross profit	$14,648	$8,391

Gross margin	73%	68%
Reconciliation between gross margin and non-GAAP gross margin
Adjustments
Common stock warrant charge	—	—
Cost of revenue[1]	75	15

Total adjustments	75	15

Non-GAAP gross profit	$14,723	$8,406

Non-GAAP gross margin, based on gross revenue	74%	68%

[1]	Consists of stock-based compensation expense of $75 and $15 for the three months ended September 31, 2011 and 2010, respectively.

	Nine Months Ended
	September 30, 2011	September 30, 2010
Gross revenue	$53,136	$32,572
Common stock warrant charge	(2,500)	—

Net revenue	50,636	32,572
Cost of revenue	14,903	10,125

Gross profit	$35,733	$22,447

Gross margin	71%	69%
Reconciliation between gross margin and non-GAAP gross margin
Adjustments
Common stock warrant charge	2,500	—
Cost of revenue[2]	176	45

Total adjustments	2,676	45

Non-GAAP gross profit	$38,409	$22,492

Non-GAAP gross margin, based on gross revenue	72%	69%

[2]	Consists of stock-based compensation expense of $176 and $45 for the nine months ended September 31, 2011 and 2010, respectively.